UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD RENEWABLE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Front Street, 5th Floor Hamilton, Bermuda	HM 12
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.25% Class A Preferred Limited Partnership Units, Series 17	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-224206

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

Description of the terms of the 5.25% Class A Preferred Limited Partnership Units, Series 17 (the “Preferred Units”) of Brookfield Renewable Partners L.P. (the “Registrant”) are contained in a prospectus dated February 19, 2020, constituting part of the Registrant’s registration statement on Form F-3 (File No. 333-224206) relating to the Preferred Units (the “Prospectus”), and a supplement to the Prospectus dated February 19, 2020 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The description of the Preferred Units contained in the Prospectus under the heading “Description of Preferred Limited Partnership Units” and the description of the Preferred Units in the Prospectus Supplement under the heading “Description of the Offered Securities” are each incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description

3.1	Certificate of Registration of Brookfield Renewable Energy Partners L.P., dated June 29, 2011 (filed as an exhibit to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference).

3.2	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated August 29, 2011 (filed as an exhibit to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference).

3.3	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated December 21, 2011 (filed as an exhibit to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference).

3.4	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Energy Partners L.P., dated May 11, 2012 (filed as an exhibit to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference).

3.5	Certificate of Deposit of Supplementary Certificate of Brookfield Renewable Partners L.P., dated May 4, 2016 (filed as an exhibit to Form 6-K on May 4, 2016 and incorporated herein by reference).

3.6	Certificate of Deposit of Memorandum of Increase of Share Capital, dated November 23, 2011 (filed as an exhibit to Registration Statement on Form 20-F including all amendments thereto, with the last such amendment having been made on May 16, 2013, and incorporated herein by reference).

3.7	Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 3, 2016 (filed as an exhibit to Form 6-K on May 6, 2016 and incorporated herein by reference).

3.8	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated May 25, 2016 (filed as an exhibit to Form 6-K on May 26, 2016 and incorporated herein by reference).

3.9	Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 14, 2017 (filed as an exhibit to Form 6-K on February 14, 2017 and incorporated herein by reference).

3.10	Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated January 16, 2018 (filed as an exhibit to Form 6-K on January 17, 2018 and incorporated herein by reference).

3.11	Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 28, 2019 (filed as an exhibit to Form 6-K on February 28, 2019 and incorporated herein by reference).

3.12	Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated March 11, 2019 (filed as an exhibit to Form 6-K on March 11, 2019 and incorporated herein by reference).

3.13	Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield Renewable Partners L.P., dated February 24, 2020 (filed as an exhibit to Form 6-K on February 24, 2020 and incorporated herein by reference).

4.1	Form of 5.25% Class A Preferred Limited Partnership Units, Series 17 Certificate (filed as an exhibit to Form 6-K on February 24, 2020 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

Date: February 24, 2020	By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary